Exhibit 32
Certifications Furnished Pursuant to 18 U.S.C. 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Robert E. Switz and James G. Mathews, the Chief Executive Officer and Chief Financial Officer, respectively, of ADC Telecommunications, Inc., hereby certify that:
1.	The annual report on form 10-K of ADC Telecommunications, Inc. for the year ended October 31, 2007, as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of ADC Telecommunications, Inc.

/s/ Robert E. Switz
Robert E. Switz December 18, 2007

/s/ James G. Mathews
James G. Mathews December 18, 2007